Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 1 TO RIGHTS AGREEMENT

This Amendment No. 1 to Rights Agreement (this “Amendment”), dated as of June 15, 2015, between Metalico, Inc., a Delaware corporation (the “Company”), and Corporate Stock Transfer, Inc., as Rights Agent (the “Rights Agent”), to the Rights Agreement, dated as of February 3, 2015, between the Company and the Rights Agent (the “Rights Agreement”); all capitalized terms not defined herein shall have the meanings ascribed to such terms in the Rights Agreement.

WHEREAS, the Company proposes to enter into an Agreement and Plan of Merger among Total Merchant Limited, a Samoan limited company (“Parent”), TM Merger Sub Corp., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), and the Company (as amended, supplemented, modified or replaced from time to time, the “Merger Agreement”);

WHEREAS, in connection with the Merger, it is proposed that Parent, the Company and Carlos E. Agüero will enter into a Voting Agreement, dated June 15, 2015 (the “Voting Agreement”);

WHEREAS, the Board of Directors of the Company has determined that the Merger Agreement and the terms and conditions set forth therein and the transactions contemplated thereby, including, without limitation, the Merger (as defined in the Merger Agreement), are advisable and are fair to and in the best interests of the Company and its stockholders;

WHEREAS, the Board of Directors of the Company has determined, in connection with its consideration of the Merger Agreement, that it is necessary and desirable to amend the Rights Agreement as set forth herein;

WHEREAS, subject to certain limited exceptions, Section 27 of the Rights Agreement provides that the Company may in its sole and absolute discretion from time to time supplement or amend the Rights Agreement without the approval of any holders of the Rights;

WHEREAS, this Amendment is permitted by Section 27 of the Rights Agreement; and

WHEREAS, pursuant to Section 27, the Company hereby directs that the Rights Agreement shall be amended as set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing premises and mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Rights Agent hereby agree as follows:

Section 1. Amendment to Section 1. Section 1 of the Rights Agreement is hereby amended and supplemented by adding subsections (ss) and (tt) which shall each read as follows:

“(ss) “Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of June 15, 2015, among Total Merchant Limited, a Samoan limited company (“Parent”), TM Merger Sub Corp., a Delaware corporation and direct wholly owned subsidiary of Parent (“Merger Sub”), and the Company (as such agreement is amended, supplemented, modified or replaced from time to time).” “(tt) “Voting Agreement” shall mean the Voting Agreement, dated as of June 15, 2015, among Parent, the Company and Carlos E. Agüero, as the same may be amended from time to time.”

Section 2. Amendment to Section 7(a). Section 7(a) of the Rights Agreement is hereby amended by adding the following sentence to the end thereof:

“Notwithstanding anything to the contrary in this Agreement, immediately prior to the Effective Time (as defined in the Merger Agreement) this Agreement shall automatically terminate (without any further action of the parties hereto), all Rights established hereunder shall automatically expire and such time shall be deemed the Expiration Date for all purposes of this Agreement.”

Section 3. Addition of New Section 35. The Rights Agreement is amended by adding a new Section 35 thereof which shall read as follows:

“Section 35. Exception For Merger Agreement. Notwithstanding any provision of this Agreement to the contrary, neither a Distribution Date, Flip-In Event nor a Stock Acquisition Date shall be deemed to have occurred, none of Parent, Merger Sub or any of their Affiliates or Associates shall be deemed to have become an Acquiring Person, and no holder of any Rights shall be entitled to exercise such Rights under, or be entitled to any rights pursuant to, any of Sections 3, 7, 11 or 13 of this Agreement, in any such case by reason of (a) the approval, execution or delivery of the Merger Agreement, the Voting Agreement or any amendments thereof approved in advance by the Board of Directors of the Company or (b) the commencement or, prior to termination of the Merger Agreement, the consummation of any of the transactions contemplated by the Merger Agreement in accordance with their respective provisions, including without limitation, the Merger (as defined in the Merger Agreement), or by the Voting Agreement.”

Section 4. Effective Date; Certification. This Amendment shall be deemed effective as of the date first written above, as if executed on such date. The officer of the Company executing this Amendment hereby certifies to the Rights Agent that the amendment to the Rights Agreement set forth in this Amendment is in compliance with Section 27 of the Rights Agreement and the certification contained in this Section 4 shall constitute the certification required by Section 27 of the Rights Agreement.

Section 5. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by, and construed in accordance with, the laws of such State applicable to contracts made and to be performed entirely within such State; provided, however that the rights, obligations and duties of the Rights Agent hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

Section 6. Severability. The terms, provisions, covenants or restrictions (or parts thereof) of this Amendment shall be deemed severable and the invalidity or unenforceability of any term, provision, covenant or restriction (or part thereof) shall not affect the validity or enforceability of the other term, provision, covenant or restriction (or part thereof) of this Amendment. If any term, provision, covenant or restriction (or part thereof) of this Amendment, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable term, provision, covenant or restriction shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable term, provision, covenant or restriction (or part thereof) and (b) the remainder of this Amendment and the application of such term, provision, covenant or restriction (or part thereof) to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such term, provision, covenant or restriction (or part thereof), or the application thereof, in any other jurisdiction.

Section 7. Notice. The Rights Agent and the Company hereby waive any notice requirement with respect to each other under the Rights Agreement, if any, pertaining to the matters covered by this Amendment.

Section 8. No Other Effect. Except as expressly set forth herein, the Rights Agreement shall not by implication or otherwise be supplemented or amended by virtue of this Amendment, but shall remain in full force and effect, as amended hereby.

Section 9. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

METALICO, INC.

By:	/s/ Carlos E. Agüero
Name:	Carlos E. Agüero
Title:	Chairman, President and Chief Executive Officer

CORPORATE STOCK TRANSFER, INC., as Rights Agent

By:	/s/ Carylyn Bell
Name:	Carylyn Bell
Title:	President

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